Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders

Artisoft, Inc.

We hereby consent to the incorporation by reference in the registration statements (Nos. 333-71014, 333-75342, 333-100756, 333-109652) on Form S-3, and the registration statements (Nos. 33-78484, 33-78482, 33-78580, 33-88842, 33-89268, 333-57424, 333-102230, 333-111151, 333-113962) on Form S-8 of Artisoft, Inc. of our report dated September 21, 2004, relating to the financial statements of Vertical Networks Incorporated, which appears in Amendment No. 2 to Current Report on Form 8-K/A dated April 19, 2005.

PricewaterhouseCoopers LLP

San Jose, California

April 19, 2005